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                                                                     Exhibit 4.6

                        CUSTODIAL AND SECURITY AGREEMENT

      THIS CUSTODIAL AND SECURITY AGREEMENT (this "Agreement") is made as of May 24, 2004, by and among BAM! Entertainment, Inc., a Delaware corporation with an address at 333 West Santa Clara Street, Suite 716, San Jose, California 95113 (the "Company"), the purchasers signatory hereto (each individually, a "Purchaser," and collectively, the "Purchasers"), and Feldman Weinstein LLP, as custodial agent for the Purchasers, with an address at 420 Lexington Avenue, Suite 2620, New York, New York 10170 (the "Custodian"). Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement referred to in the first recital.

                              W I T N E S S E T H:

      WHEREAS, the Company and each Purchaser has entered into the Securities Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which the Purchasers are purchasing the Company's 2% Secured Convertible Debentures due 30 months after their date of issuance (collectively, the "Debentures") and Warrants; and

      WHEREAS, in order to induce the Purchasers to enter into the Purchase Agreement and to purchase the Debentures, and as a condition precedent thereto, the Company has agreed to secure the payment and performance of its obligations under the Purchase Agreement, the Debentures, this Agreement and the other Transaction Documents by granting to the Purchasers a first priority security interest in the net cash proceeds from the sale of the Debentures; and

      WHEREAS, the Company and the Purchasers have requested that the Custodian hold the net cash proceeds from the sale of the Debentures for the benefit of the Purchasers, as secured parties, in accordance with the terms hereof.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.    Closing.

            (a) Upon the Custodian's receipt from the Purchasers of, in the aggregate, $4,985,000 (the "Secured Proceeds") into its master escrow account (representing gross proceeds of $5 million minus the sum of $15,000 offset by Vertical Ventures, LLC pursuant to Section 5.1 of the Purchase Agreement), together with each Purchaser's executed counterparts of this Agreement, the Purchase Agreement and the Registration Rights Agreement, the Custodian shall telephonically advise the Company, or the Company's designated attorney or agent, of its receipt of such funds and such documents.

            (b)   Wire transfers to the Custodian shall be made as follows:

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                  STERLING NATIONAL BANK
                  622 3RD AVENUE
                  NEW YORK, NY 10017
                  Account Name: Feldman Weinstein LLP
                  ABA ROUTING NO: 026007773
                  ACCT NO: 0814180101
                  Remark: BFUNC/[FUND NAME]

            (c) The Company, upon receipt of the telephonic notice described in Section 1(a) above, shall deliver to the Custodian the certificates representing the Debentures and the Warrants to be issued to each Purchaser at the Closing together with:

                  (i) a counterpart of the Registration Rights Agreement, duly executed by the Company;

                  (ii)  the executed legal opinion of Company Counsel;

                  (iii) a counterpart of the Purchase Agreement, duly executed by the Company; and

                  (iv) a counterpart of this Agreement, duly executed by the Company.

            (d) In the event that the foregoing items have not been delivered to the Custodian by the Company within five (5) Trading Days after the Custodian has received all of the Subscription Amounts (net of permitted deductions pursuant to the Purchase Agreement), then each Purchaser shall have an independent and separate right to demand and receive the return of its Subscription Amount.

            (e) Once the Custodian receives all of the items required to be delivered hereunder, it shall, if possible, transfer the Secured Proceeds into a separate interest bearing escrow account of the Custodian (the "Escrow Account"). Thereafter, the Escrow Account shall be maintained by the Custodian in accordance with the terms of this Agreement and shall, if possible, be invested in an interest-bearing government securities or commercial money market fund made available by the Custodian's bank. The Custodian, by its execution and delivery of this Agreement, hereby agrees to accept receipt of the Secured Proceeds and to hold such proceeds for the benefit of the Purchasers, as secured parties.

            (f) Within five (5) Trading Days after transferring the Secured Proceeds into the Escrow Account, the Custodian shall then arrange to have originals or counterpart originals of the Purchase Agreement, the Warrants, the Debentures, the Registration Rights Agreement, this Agreement and the opinion of counsel delivered to the appropriate parties.

            (g) The Custodian shall hold the Secured Proceeds in the Escrow Account, for the benefit of each Purchaser, and not release such proceeds except as provided herein. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, AS TO ANY PURCHASER, THE CUSTODIAN SHALL ONLY

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      RELEASE FUNDS TO THE COMPANY OR A PURCHASER UNDER THIS AGREEMENT TO THE
      EXTENT ALL SUCH RELEASES ON ACCOUNT OF SUCH PURCHASER, IN THE AGGREGATE, DO NOT EXCEED 99.7% OF THE ORIGINAL PRINCIPAL AMOUNT OF DEBENTURES PURCHASED BY SUCH PURCHASER PURSUANT TO THE PURCHASE AGREEMENT.

      2. Release of Secured Proceeds upon Conversion of Debentures. Upon the conversion by a Purchaser of all or part of the principal amount of the Debenture(s) held by such Purchaser (the "Converted Principal Amount"), such Purchaser and the Company shall promptly thereafter execute a joint certificate to the Custodian certifying that such Converted Principal Amount has been converted by the Purchaser (a "Conversion Certificate"). Promptly after its receipt of a Conversion Certificate, the Custodian shall release out of the Secured Proceeds, subject to the limitation set forth in Section 1(g), to the account specified in the written instructions of the Company, an amount equal to the Converted Principal Amount.

      3.    Release of Secured Proceeds upon Redemption.

            (a) At any time after the occurrence of a Holder Redemption Right (as defined in Section 5(c) of the Debenture), any Purchaser may, at its option, deliver a certificate to the Custodian and the Company specifying the nature of the Holder Redemption Right. If, within ten days after its receipt of such certificate, the Custodian shall not have received written notice from the Company that it disputes the occurrence of such Holder Redemption Right, then the Custodian shall release out of the Secured Proceeds, subject to the limitation set forth in Section 1(g), to such Purchaser an amount equal to the principal amount of Debentures being redeemed by such Purchaser. In the event that the Company does deliver a timely notice to the Custodian and the Purchaser that it disputes such determination, then such dispute shall be resolved between the Company and the Purchaser by arbitration conducted as follows: the arbitration shall be conducted in New York, New York, before an arbitration panel of three arbitrators, one of whom shall be selected by the Purchaser, one of whom shall be selected by the Company, with the remaining arbitrator to be agreed upon by the first two. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Any arbitration decision or award shall be final and conclusive as to the parties to this Agreement and their successors and assigns; judgment upon such decision or award may be entered in any competent court. In the event that the arbitration shall be decided in favor of the applicable Purchaser, then upon delivery of a written copy of such decision by the Purchaser to the Custodian, the Custodian shall promptly release such Secured Proceeds to the Purchaser. The prevailing party in such hearing shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such arbitration proceeding but shall not be paid out of the Secured Proceeds.

            (b) At any time after the occurrence of an Required Redemption Notice Date (as defined in Section 5(a) of the Debenture), the Company shall deliver a copy of the Required Redemption Notice to the Custodian. If, by the Option Redemption Date (as defined in Section 5(a) of the Debenture), the Custodian shall not have received written notice from a Purchaser named in the Required Redemption Notice that it disputes such

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      Required Redemption or, pursuant to the Debenture, elects on to receive said redemption, then the Custodian shall release out of the Secured Proceeds, subject to the limitation set forth in Section 1(g), to each non-objecting Purchaser named in the Required Redemption Notice who has not previously converted the Debentures an amount equal to the principal amount of Debentures being redeemed by the Company. In the event that a Purchaser does deliver a timely notice to the Custodian and the Company that it disputes such Option Redemption, then such dispute shall be resolved between the Company and the Purchaser by arbitration as conducted as provided in the preceding paragraph. The prevailing party in such hearing shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such arbitration proceeding but shall not be paid out of the Secured Proceeds.

      4. Release of Secured Proceeds upon Consent of a Purchaser. Upon receipt by the Company of written consent of a Purchaser to release any portion of the Secured Proceeds, the Company and such Purchaser shall execute and deliver to the Custodian a joint certificate (each, a "Consent Certificate") certifying that consent to release such Secured Proceeds has been obtained, which Consent Certificate shall include the amount of the Secured Proceeds to be released, subject to the limitation set forth in Section 1(g), representations from such Purchaser as to the outstanding principal amount of the Debentures held by it at the time such consent was obtained and a representation by the Company's chief financial officer as to the aggregate principal amount of the Debentures outstanding at the time consent was obtained. Upon receipt of the Consent Certificate, the Custodian shall release, subject to the limitation set forth in Section 1(g), to the account of the Company designated in the Consent Certificate, such portion of the Secured Proceeds specified in the Consent Certificate.

      5.    Release of Secured Proceeds upon Maturity or Event of Default.

            (a) If, on the maturity date of the Debentures, any Debentures shall remain unpaid, then upon receipt by the Custodian of a written notice from a Purchaser holding such Debentures certifying that such Debentures remain unpaid, the Custodian shall release out of the Secured Proceeds to the Purchaser, subject to the limitation set forth in Section 1(g), an amount equal to the principal amount of Debentures then held by such Purchaser, and such Secured Proceeds shall be applied to reduce amounts due and owing to such Purchaser with respect to the Debentures and the Purchase Agreement as follows: first, to the payment of fees and expenses; second, to interest payable in cash with respect to the Debentures; and third, to the outstanding principal under the Debentures.

            (b) At any time after the occurrence of an Event of Default (as defined in the Debentures), any Purchaser may, at its option, deliver a certificate to the Custodian and the Company specifying the nature of the Event of Default. If, within ten days after its receipt of such certificate, the Custodian shall not have received written notice from the Company that it disputes the occurrence of such Event of Default, then the Custodian shall release out of the Secured Proceeds, subject to the limitation set forth in Section 1(g), to such Purchaser an amount equal to the principal amount of Debentures then held by such Purchaser. In the event that the Company does deliver a timely notice to the Custodian and the Purchaser that it disputes such determination, then such dispute shall

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      be resolved between the Company and the Purchaser by arbitration conducted as follows: the arbitration shall be conducted in New York, New York, before an arbitration panel of three arbitrators, one of whom shall be selected by the Purchaser, one of whom shall be selected by the Company, with the remaining arbitrator to be agreed upon by the first two. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Any arbitration decision or award shall be final and conclusive as to the parties to this Agreement and their successors and assigns; judgment upon such decision or award may be entered in any competent court. In the event that the arbitration shall be decided in favor of the applicable
      Purchaser, then upon delivery of a written copy of such decision by the Purchaser to the Custodian, the Custodian shall promptly release such Secured Proceeds to the Purchaser. The prevailing party in such hearing shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such arbitration proceeding but shall not be paid out of the Secured Proceeds.

      6.    Security Agreement.

            (a) Grant. The Company hereby unconditionally and irrevocably grants to the Purchasers, to secure the payment and performance in full when due of all of the Obligations (as said term is defined below), a continuing first priority security interest in, and so pledges and assigns to the Purchasers all of, the Secured Proceeds and any interest that accrues thereon ("Collateral"). "Obligations" means all present and future indebtedness, obligations, covenants, duties and liabilities of any kind or nature of the Company to the Purchasers (or any of them) under this Agreement, the Debentures and the other Transaction Documents, in each case whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Company to the Purchasers under the Transaction Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any of the Company's Subsidiaries.

            (b) Further Assurances. The Company agrees that at any time and from time to time, at the expense of the Company, the Company shall promptly execute and deliver all further instruments, documents and/or other agreements and take all further action, including any UCC or other filings, that may be necessary or desirable, or that the Purchasers may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable any Purchaser to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

            (c) Rights and Remedies. At any time after the occurrence of an Event of Default or Holder Redemption Right, and without any other notice to or demand upon the Company, the Purchasers shall have, in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code in effect from time to time in the State of

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      New York (the "UCC") and any additional rights and remedies which may be provided to a secured party in any applicable jurisdiction.

            (d) Power of Attorney. The Company hereby irrevocably constitutes and appoints the Purchasers, and each of them, and any officer, partner, member or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the name, place and stead of the Company or in their own names, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, at any time after the occurrence of an Event of Default or Holder Redemption Right, to make any agreement with respect to or otherwise transfer any of the Collateral in such manner as is consistent with the UCC and as fully and completely as though the Purchasers were the absolute owners thereof for all purposes, and to do, at the Company's expense, at any time or from time to time, all acts and things which the Purchasers deem necessary or useful to protect, preserve or realize upon the Collateral and the security interest of the Purchasers therein, in order to effect the intent of this Agreement, all at least as fully and effectively as the Company might do.

            (e) Representations, Warranties and Covenants. The Company hereby represents and warrants to, and covenants and agrees with, the Purchasers as of the date hereof as follows: (i) The Company's exact legal name is that indicated in the Perfection Certificate annexed to this Agreement (the "Perfection Certificate"); (ii) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (iii) the Perfection Certificate accurately sets forth the Company's organizational identification number or accurately states that the Company has none; (iv) the Perfection Certificate accurately sets forth the Company's place of business or, if more than one, its chief executive office, as well as the Company's mailing address, if different;
      (v) the Collateral is free and clear of any right or claim or any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement; (vi) all other information set forth on the Perfection Certificate pertaining to the Company and the Collateral is accurate and complete; (vii) the Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, without in each case providing at least 15 days prior written notice to the Purchasers; (viii) the Company will not change its type of organization, jurisdiction of organization or other legal structure, without in each case providing at least 15 days prior written notice to the Purchasers of such change; (ix) the Company shall take no action to, directly or indirectly, enter into, create, incur, assume, pledge, mortgage or suffer to exist any Lien, security interest or other encumbrance on or with respect to any of the Collateral, and the Company shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Purchasers.

            (f) Marshalling. All rights and remedies of the Purchasers hereunder and in respect of the Collateral and other assurances of payment shall be cumulative and in

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      addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of assets which might cause a delay in or impede the enforcement of the rights and remedies of the Purchasers under this Agreement, the Debentures, the other Transaction Documents or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

            (g) No Waiver, etc. The Purchasers shall not be deemed to have waived any of their rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Purchasers. No delay or omission on the part of the Purchasers in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Purchasers with respect to the Obligations or the Collateral, whether evidenced hereby or by any other document or instrument, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Purchasers deem expedient.

            (h) Certain Defined Terms. Terms used in this Section 6 but not otherwise defined in this Agreement that are defined in the UCC shall have the respective meanings given such terms therein; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, then such term shall have the meaning specified in
      Article 9.

      7. Condition to Custodian's Duties. The acceptance by the Custodian of its duties as such under this Agreement is subject to the following terms and conditions, which all of the parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Custodian:

            (a) The Custodian is not a party to, nor is it bound by, any other agreement by which the other parties hereto may be bound (whether or not it has knowledge of such), other than as expressly herein set forth.

            (b) The Custodian shall be protected in acting upon any written notice, request, waiver, consent, receipt or other document which the Custodian, in good faith, believes to be genuine and what it purports to be. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act. If the Custodian reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

            (c) The Custodian shall be indemnified and held harmless by the Company and the Purchasers, jointly and severally, from and against any and all loss, expense, fees

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      (including attorneys' fees) and damages that may be incurred by the
      Custodian as a result of its agreeing to act in such capacity and its performance of this Agreement. The Custodian shall not be obligated to any party for any error in judgment or for any act done or steps taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except as a result of its own gross negligence or willful misconduct. This indemnity includes the costs of enforcing the indemnification (including attorneys' fees).

            (d) The Custodian may consult with or retain legal counsel in connection with any dispute or question as to the construction of any of the provisions hereof or with regard to its duties and shall be held harmless and protected by the Company and the Purchasers in acting in good faith in accordance with the instructions of such counsel. Such counsel's fees and expenses shall be paid as set forth in Section 7(f) hereof. The Custodian may represent itself at its usual rates.

            (e) The Custodian shall not be responsible or liable for the default or misconduct of its agents, attorneys or employees, if they are selected with reasonable care.

            (f) The Company will pay the Custodian's fees (at the Custodian's customary hourly rate for legal services) and out-of-pocket disbursements for time spent in performing its duties under this Agreement, and if any of Custodian's invoices are not paid in full within 30 days, the Custodian is directed to pay itself directly from the Escrow Account; provided that if fees are taken directly from the Escrow Account by the Custodian, the Purchasers shall have no claim against the Custodian for such funds but shall have a claim against the Company for reimbursement. The Company shall promptly replenish any funds that are disbursed to the Custodian from the Escrow Account.

            (g) No modification of this Agreement shall, without the consent of the Custodian and all other parties hereto, modify the provisions of this Agreement relating to the duties, obligations or rights of the Custodian. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.

      8.    Conflict with Respect to Collateral.

            (a) In the event that the Custodian at any time receives or becomes aware of conflicting demands or claims with respect to the Collateral, this Agreement or its duties hereunder, the Custodian shall have the right to discontinue and refrain from any and all activities on its part under this Agreement or in connection herewith until such conflict is resolved to its satisfaction.

            (b) The Custodian shall have the further right to commence or defend any action or proceedings for the determination of such conflict. The Company and the Purchasers jointly and severally agree to pay all costs, damages, judgments and expenses, including reasonable attorneys' fees, suffered or incurred by the Custodian in connection

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      with or arising out of this Agreement and the transactions described herein in the event of bona fide conflicting claims or demands, including, but without limiting the generality of the foregoing, a suit in interpleader brought by the Custodian. In the event that the Custodian files a suit in interpleader, it shall thereupon be fully released and discharged from all further obligations to perform any and all duties or obligations imposed upon it by this Agreement (except it may not release the Collateral except as designated by the court).

      9. ACKNOWLEDGEMENT. ALL PARTIES HERETO AGREE THAT THE CUSTODIAN IS COUNSEL FOR VERTICAL VENTURES, LLC ("VERTICAL") AND SHALL BE ENTITLED TO REPRESENT VERTICAL WITH RESPECT TO THE PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREUNDER; AND THE COMPANY AND EACH OTHER PURCHASER HEREBY WAIVES ANY RIGHT OR CLAIM TO OBJECT TO SUCH LEGAL REPRESENTATION BY CUSTODIAN OF VERTICAL IN CONNECTION WITH THIS TRANSACTION.

      10. Resignation of Custodian. The Custodian may at any time resign hereunder by giving written notice of its resignation to the Company and the Purchasers, at least ten (10) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all property then held by the Custodian hereunder shall be delivered by it to such Person as may be designated by the Company and the Purchasers, in writing, whereupon all the Custodian's obligations hereunder shall cease and terminate. If no such Person shall have been designated by such date, all obligations of the Custodian hereunder shall, nevertheless, cease and terminate. The Custodian's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a Person designated by the parties hereto or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, or to file a suit in interpleader as provided in Section 8 above.

      11. Interest on Secured Proceeds. On a quarterly basis, the Custodian shall release any accrued interest to the Purchasers pro-rata in proportion to the principal amount of Debentures then held by each Purchaser as represented to the Custodian by the Company and the Purchasers in writing. Any such payments shall reduce the interest payments owed to the Purchasers by the Company. The Custodian shall owe no duty and have no obligation whatsoever to the Company or the Purchasers to obtain or maintain any level of interest on the Secured Proceeds.

      12. Successors and Assigns. The Purchasers may assign their rights hereunder in connection with the transfer of Debentures. The Company may not assign its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and permitted assigns.

      13. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PARTIES AGREE AND CONSENT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING HEREUNDER, AND TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED (WHICH SHALL CONSTITUTE "PERSONAL SERVICE"). THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

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LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF
OR RELATING TO THIS AGREEMENT.

      14. Amendment. No provision of this Agreement may be amended or waived without the prior written consent of the Company and all the Purchasers; provided, however, that any provision relating to the duties, obligations and rights of the Custodian shall in addition require the approval of the Custodian, as provided in Section 7(g) above.

      15. Notices. All notices or other communications between the parties contemplated under, or relating to, this Agreement shall be in writing, shall be signed by each person giving such notice or communication, and shall be delivered by hand, reputable overnight courier or by certified mail, return receipt requested, to the parties at their respective addresses set forth above or to such other address as to which the sending party has received written notice in accordance with this Section 15.

                             ***********************

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    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   COMPANY:

                                   BAM! ENTERTAINMENT, INC.

                                   By: /s/ Raymond Musci
                                       --------------------------------
                                   Name: Raymond Musci
                                   Title: Chief Executive Officer

                                   CUSTODIAN:

                                   FELDMAN WEINSTEIN LLP

                                   By: /s/  Illegible
                                       --------------------------------
                                   Name: Illegible
                                   Title: Authorized Signatory

        [PURCHASER'S SIGNATURE PAGE TO CUSTODIAL AND SECURITY AGREEMENT]

                                  OMICRON MASTER TRUST
                                  By: Omicron Capital L.P. as advisor
                                  By: Omicron Capital Inc., its general partner

                                  By: /s/ Bruce Bernstein
                                      -------------------------------------
                                      Name: Bruce Bernstein
                                      Title: Managing Partner

        [PURCHASER'S SIGNATURE PAGE TO CUSTODIAL AND SECURITY AGREEMENT]

Name of Investing Entity:        Vertical Ventures, LLC
Signature of Authorized
  Signatory of Investing Entity: /s/ Joshua Silverman
                                 --------------------
Name of Authorized Signatory:    Joshua Silverman
Title of Authorized Signatory:   Partner

        [PURCHASER'S SIGNATURE PAGE TO CUSTODIAL AND SECURITY AGREEMENT]

Name of Investing Entity:        Cranshire Capital, L.P.
Signature of Authorized
  Signatory of Investing Entity: /s/ Mitchell P. Kopin
                                 ---------------------
Name of Authorized Signatory:    Mitchell P. Kopin
Title of Authorized Signatory:   President - Downsview Capital
                                 The General Partner

        [PURCHASER'S SIGNATURE PAGE TO CUSTODIAL AND SECURITY AGREEMENT]

Name of Investing Entity:        Iroquois Capital LP
Signature of Authorized
  Signatory of Investing Entity: /s/ Joshua Silverman
                                 --------------------
Name of Authorized Signatory:    Joshua Silverman
Title of Authorized Signatory:   Partner

                             PERFECTION CERTIFICATE

      [Delivered Pursuant to Section 6 of Custodial and Security Agreement]

      The undersigned, the Chief Executive Officer of BAM! ENTERTAINMENT, INC., a Delaware corporation ("Debtor"), hereby certifies, with reference to the Custodial and Security Agreement dated as of May __, 2004 between Debtor and the "Purchasers" party thereto (collectively, the "Secured Party"), to the secured Party as follows (terms defined in such Custodial and Security Agreement having the same meanings herein as specified therein):

      1. NAME. The exact legal name of Debtor as that name appears on its Certificate of Incorporation is as follows: BAM! ENTERTAINMENT, INC.

      2. OTHER IDENTIFYING FACTORS.

            (a)   The following is a mailing address for Debtor:

            (b) If different from its indicated mailing address, Debtor's place of business or, if more than one, its chief executive office, is located at the following address:

                  ADDRESS             COUNTY              STATE

                   NONE

            (c)   The following is the type of organization of Debtor:
CORPORATION

            (d)   The following is the jurisdiction of Debtor's organization:

            (e) The following is Debtor's state-issued organizational identification number [STATE "NONE" IF THE STATE DOES NOT ISSUE SUCH A NUMBER]:
[BAM! ENTERTAINMENT, INC.: 84-1209978]

      3. OTHER NAMES, ETC.

            (a) The following is a list of all other names (including trade names or similar appellations) used by Debtor, or any other business or organization to which Debtor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

BAM! ENTERTAINMENT, INC. =

            (b)   Attached hereto as SCHEDULE 3 is the information required in
Section 2 above for any other business or organization to which Debtor became the successor by merger, consolidation, acquisition of assets, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years.

      4. OTHER CURRENT LOCATIONS.

            (a) The following are all other locations in the United States of America in which Debtor maintains any books or records relating to any of the Collateral consisting of accounts or general intangibles:

                  ADDRESS               COUNTY        STATE

                   NONE

            (b) The following are all other places of business of Debtor in the United States of America:

            (c)

                  ADDRESS              COUNTY         STATE

                   NONE

            IN WITNESS WHEREOF, this Certificate has been duly executed on May 24, 2004.

                                               BAM! ENTERTAINMENT, INC.

                                               By: /s/  Raymond Musci
                                                   ---------------------
                                               Name: Raymond Musci
                                               Title: Chief Executive Officer